EX23.1 - Consent of Expert

William Lumley
208 - 708 8th Ave.
New Westminster, B.C.
V3M 2R3

(604)  715-4182

September 19, 2005

Board of Directors
Denver Resources Inc.
115 Garfield Street #3855
Sumas WA  98295

CONSENT of William Lumley, B.Sc. (Honors Geology)

I consent to the use of my name and reference to me as an expert in Geology in this 10SB-12g registration and any subsequent amendments filed by Denver Resources Inc. with the United States Securities and Exchange Commission.

/s/ William E. Lumley

WILLIAM E. LUMLEY, B. Sc.